Exhibit 23(a)



            Consent Of Independent Registered Public Accounting Firm



      We consent to the use in this Amendment No. 2 to this Registration Statement of eLEC Communications Corp. on Form SB-2 of our report dated March 4, 2005 appearing in the Prospectus, which is part of this Registration Statement.

      We also consent to the reference to the firm under the caption "Experts" in such Prospectus.




/s/ NUSSBAUM YATES & WOLPOW, P.C.

Melville, New York
June 7, 2005